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                                                                      Exhibit 11



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated December 15, 1995 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus and Statement of Additional Information of the State Farm Municipal Bond Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (File No. 2-58161) and this Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-2727).



                                            /s/ Ernst & Young LLP
                                            ---------------------
                                            ERNST & YOUNG LLP

Chicago, Illinois
March 15, 1996